Exhibit 99.1
News Release
Pentair Reports Fourth Quarter and Full Year 2015 Results

•	Fourth quarter sales of $1.8 billion.

•	Fourth quarter adjusted EPS declined 3 percent to $1.13.

•	Full year free cash flow of $643 million was approximately 90 percent of adjusted net income.

•	The company anticipates a pre-tax non-cash goodwill and intangible asset impairment charge of $400 million to $600 million.

•	The company confirms adjusted 2016 EPS guidance of $4.05 - $4.25.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
MANCHESTER, United Kingdom — February 2, 2016— Pentair plc (NYSE: PNR) today announced fourth quarter 2015 sales of $1.8 billion. Sales were down 2 percent compared to sales for the same period last year. Excluding the unfavorable impact of currency translation and positive contribution from acquisitions, core sales declined 4 percent in the fourth quarter. Adjusted fourth quarter 2015 earnings per diluted share from continuing operations (“EPS”) were $1.13, down 3 percent from adjusted EPS of $1.17 in the fourth quarter of last year. On a GAAP basis, excluding impairment charges, the company reported EPS of $0.51 compared to $0.70 in the fourth quarter of 2014. Amounts excluded from segment income, adjusted net income and adjusted EPS are described in the attached schedules.
Fourth quarter 2015 segment income was $280 million, down 7 percent compared to segment income for fourth quarter 2014, and return on sales was 15.9 percent, a decrease of 90 basis points when compared to 2014 return on sales. On a GAAP basis, excluding impairment charges, the company reported operating income of $163 million for the quarter.
For the full year, the company reported sales of $6.4 billion, segment income of $1.0 billion, and adjusted EPS of $3.94. On a GAAP basis, excluding impairment charges, the company reported operating income of $732 million and EPS of $2.63.
Free cash flow was $316 million for the quarter and $643 million for the full year; which represented approximately 90 percent conversion of adjusted net income for the full year.
In the fourth quarter of 2015, we performed step one of the goodwill impairment analysis required under U.S. GAAP. As a result, we determined the fair value of our Valves & Controls reporting unit was less than its carrying value. We are currently in the process of completing the second step of the goodwill impairment test in order to determine the implied fair value of the goodwill of Valves & Controls. We will complete the necessary work to determine an estimated impairment amount prior to the issuance of our 2015 Annual Report on Form 10-K. We estimate we will record a pre-tax, non-cash impairment charge of $400 million - $600 million for the year ended December 31, 2015.
Pentair paid dividends of $0.32 per share in the fourth quarter of 2015. Pentair previously announced on December 8, 2015 that its Board of Directors approved a 5 percent increase in the company's regular annual cash dividend rate for 2016 to $1.34 from $1.28. 2016 will mark the 40th consecutive year that Pentair has increased its dividend.
“We delivered on our fourth quarter commitments despite the challenges our businesses serving the Energy and Industrial markets continue to face,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "We are maintaining our full year 2016 adjusted EPS guidance of $4.05 to $4.25 per share, which assumes continued difficult business conditions combined with additional productivity actions. We continue to believe in the long-term prospects of all of our businesses and we expect our proven track record around operational rigor and cash flow will help us manage our way through this uncertain economic environment.”
FOURTH QUARTER BUSINESS HIGHLIGHTS
All references to changes in core sales exclude the impact of currency translation and acquisitions. See attached reconciliations of these Non-GAAP measures.

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Valves & Controls delivered fourth quarter 2015 sales of $474 million, down 22 percent versus the prior year quarter. Core sales declined 15 percent year over year for the fourth quarter and FX translation was a negative 7 percent. Backlog, including the impact of currency translation, declined 4 percent to $1.1 billion compared to third quarter 2015.

•
Core sales in the Energy vertical, which accounted for approximately 60 percent of Valves & Controls revenue in the quarter, decreased 16 percent. Core sales to the oil & gas industry decreased 20 percent while core sales to the power and mining industries were down 10 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 40 percent of Valves & Controls revenue in the quarter, decreased 12 percent.
Valves & Controls delivered fourth quarter segment income of $48 million, down 59 percent compared to $116 million in the same quarter last year. Fourth quarter 2015 segment margins decreased 900 basis points to 10.0 percent.
Flow & Filtration Solutions fourth quarter sales were $354 million, down 8 percent versus the prior year quarter. Core sales declined 2 percent in the fourth quarter and FX translation was negative 6 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 30 percent of Flow & Filtration Solutions revenue in the quarter, decreased 7 percent.

•	Core sales in the Food & Beverage vertical, which accounted for approximately 25 percent of Flow & Filtration Solutions revenue in the quarter, decreased 2 percent.

•	Core sales in the Infrastructure vertical, which accounted for approximately 20 percent of Flow & Filtration Solutions revenue in the quarter, decreased 3 percent.
Flow & Filtration Solutions delivered fourth quarter segment income of $40 million compared to $42 million in the same period last year. Segment margins increased 40 basis points to 11.3 percent.
Water Quality Systems delivered fourth quarter 2015 sales of $365 million, up 4 percent versus the prior year quarter. Core sales grew 7 percent in the fourth quarter and FX translation was negative 3 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 80 percent of Water Quality Systems revenue in the quarter, increased 7 percent.

•	Core sales in the Food & Beverage vertical, which accounted for approximately 20 percent of Water Quality Systems revenue in the quarter, increased 9 percent.
Water Quality Systems fourth quarter segment income of $81 million represented a 30 percent increase as compared to $62 million in the same quarter last year. Fourth quarter 2015 segment margins increased 450 basis points to 22.3 percent.
Technical Solutions delivered fourth quarter 2015 sales of $574 million, up 23 percent versus the prior year quarter. Core sales were flat in the fourth quarter, ERICO added 29 percent and FX translation was negative 6 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 35 percent of Technical Solutions revenue in the quarter, decreased 2 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 25 percent of Technical Solutions revenue in the quarter, increased 7 percent.

•	Core sales in the Energy vertical, which accounted for approximately 20 percent of Technical Solutions revenue in the quarter, decreased 3 percent.

•	Core sales in the Infrastructure vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, increased 2 percent.
Technical Solutions delivered fourth quarter segment income of $130 million, up 17 percent compared to $111 million in the same quarter last year. Fourth quarter 2015 segment margins decreased 130 basis points to 22.6 percent.
OUTLOOK
The company previously communicated its full year 2016 adjusted EPS outlook of $4.05 - $4.25. On an adjusted basis, this would represent an increase of 5 percent over 2015 adjusted EPS of $3.94. The company anticipates full year 2016 sales of $6.6 billion, or up approximately 2 percent on a reported basis and down 2 to 3 percent on a core sales basis. The company expects to generate free cash flow approximately equal to adjusted net income in 2016.
In addition, the company introduced first quarter 2016 adjusted EPS guidance of $0.70 - $0.72, down approximately 7 percent on an adjusted basis versus the same quarter last year's adjusted EPS. The company expects first quarter revenue to be

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approximately $1.6 billion, which would be up 7 to 8 percent on a reported basis and up approximately 1 percent on a core basis compared to first quarter 2015 revenue.

EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance, fourth quarter and full year 2015 results, and 2016 outlook on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include overall global economic and business conditions, including worldwide demand for oil and gas; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the ability to successfully integrate and achieve the expected benefits of the acquisition of ERICO Global Company; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended September 26, 2015 and our 2014 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With 2015 revenues of $6.4 billion, Pentair employs approximately 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations & Strategic Planning
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales	$1,760.7	$1,802.5	$6,449.0	$7,039.0
Cost of goods sold	1,191.4	1,174.6	4,263.2	4,576.0
Gross profit	569.3	627.9	2,185.8	2,463.0
% of net sales	32.3%	34.9%	33.9%	35.0%
Selling, general and administrative	375.6	422.8	1,334.3	1,493.8
% of net sales	21.3%	23.5%	20.7%	21.2%
Research and development	30.9	29.1	119.6	117.3
% of net sales	1.8%	1.6%	1.9%	1.7%
Operating income	162.8	176.0	731.9	851.9
% of net sales	9.2%	9.8%	11.3%	12.1%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.8)	(0.3)	(2.8)	(1.2)
Loss on sale of businesses, net	3.2	—	3.2	0.2
Net interest expense	34.6	17.5	102.7	68.6
% of net sales	2.0%	1.0%	1.6%	1.0%
Income from continuing operations before income taxes	125.8	158.8	628.8	784.3
Provision for income taxes	32.6	29.0	148.3	177.3
Effective tax rate	25.9%	18.3%	23.6%	22.6%
Net income from continuing operations	93.2	129.8	480.5	607.0
Loss (income) from discontinued operations, net of tax	0.9	(9.0)	(4.7)	(6.4)
Loss from sale / impairment of discontinued operations, net of tax	(1.9)	—	(6.7)	(385.7)
Net income	$92.2	$120.8	$469.1	$214.9
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.52	$0.71	$2.66	$3.19
Discontinued operations	(0.01)	(0.05)	(0.06)	(2.06)
Basic earnings per ordinary share	$0.51	$0.66	$2.60	$1.13
Diluted
Continuing operations	$0.51	$0.70	$2.63	$3.14
Discontinued operations	(0.01)	(0.05)	(0.06)	(2.03)
Diluted earnings per ordinary share	$0.50	$0.65	$2.57	$1.11
Weighted average ordinary shares outstanding
Basic	180.5	183.1	180.3	190.6
Diluted	182.5	185.8	182.6	193.7
Cash dividends paid per ordinary share	$0.32	$0.30	$1.28	$1.10
Note: 2015 excludes impairment charge

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2015	December 31, 2014
In millions
Assets
Current assets
Cash and cash equivalents	$126.3	$110.4
Accounts and notes receivable, net	1,167.7	1,205.9
Inventories	1,174.3	1,130.4
Other current assets	312.3	366.8
Current assets held for sale	—	80.6
Total current assets	2,780.6	2,894.1
Property, plant and equipment, net	942.8	950.0
Other assets
Goodwill	5,770.6	4,741.9
Intangibles, net	2,529.6	1,608.1
Other non-current assets	388.1	436.2
Non-current assets held for sale	—	24.9
Total other assets	8,688.3	6,811.1
Total assets	$12,411.7	$10,655.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$0.7	$6.7
Accounts payable	578.8	583.1
Employee compensation and benefits	262.9	305.5
Other current liabilities	644.1	709.1
Current liabilities held for sale	—	35.1
Total current liabilities	1,486.5	1,639.5
Other liabilities
Long-term debt	4,709.3	2,997.4
Pension and other post-retirement compensation and benefits	287.2	322.0
Deferred tax liabilities	847.8	528.3
Other non-current liabilities	526.6	497.7
Non-current liabilities held for sale	—	6.5
Total liabilities	7,857.4	5,991.4
Equity	4,554.3	4,663.8
Total liabilities and equity	$12,411.7	$10,655.2
Note: 2015 excludes impairment charge

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Twelve months ended
In millions	December 31, 2015	December 31, 2014
Operating activities
Net income	$469.1	$214.9
Loss from discontinued operations, net of tax	4.7	6.4
Loss from sale / impairment of discontinued operations, net of tax	6.7	385.7
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(2.8)	(1.2)
Depreciation	139.5	138.7
Amortization	121.4	114.0
Loss on sale of businesses, net	3.2	0.2
Deferred income taxes	40.3	2.0
Share-based compensation	33.0	33.6
Excess tax benefits from share-based compensation	(6.0)	(12.6)
Amortization of bridge financing debt issuance costs	10.8	—
Pension and other post-retirement expense (benefit)	9.1	76.2
Pension and other post-retirement contributions	(24.7)	(27.7)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	48.8	9.0
Inventories	1.4	(3.7)
Other current assets	(21.7)	(22.0)
Accounts payable	(8.1)	34.5
Employee compensation and benefits	(41.1)	13.2
Other current liabilities	(31.2)	58.5
Other non-current assets and liabilities	(2.4)	(14.7)
Net cash provided by (used for) operating activities of continuing operations	750.0	1,005.0
Net cash provided by (used for) operating activities of discontinued operations	(10.7)	3.4
Net cash provided by (used for) operating activities	739.3	1,008.4
Investing activities
Capital expenditures	(134.3)	(129.6)
Proceeds from sale of property and equipment	27.3	13.1
Acquisitions, net of cash acquired	(1,913.9)	(12.3)
Other	(3.6)	0.5
Net cash provided by (used for) investing activities of continuing operations	(2,024.5)	(128.3)
Net cash provided by (used for) investing activities of discontinued operations	59.0	—
Net cash provided by (used for) investing activities	(1,965.5)	(128.3)
Financing activities
Net receipts (repayments) of short-term borrowings	(2.3)	0.5
Net receipts of commercial paper and revolving long-term debt	363.5	468.6
Proceeds from long-term debt	1,714.8	2.2
Repayment of long-term debt	(356.6)	(16.8)
Debt issuance costs	(26.8)	(3.1)
Excess tax benefits from share-based compensation	6.0	12.6
Shares issued to employees, net of shares withheld	19.4	37.0
Repurchases of ordinary shares	(200.0)	(1,150.0)
Dividends paid	(231.7)	(211.4)
Purchase of noncontrolling interest	—	(134.7)
Net cash provided by (used for) financing activities	1,286.3	(995.1)
Effect of exchange rate changes on cash and cash equivalents	(44.2)	(30.6)
Change in cash and cash equivalents	15.9	(145.6)
Cash and cash equivalents, beginning of year	110.4	256.0
Cash and cash equivalents, end of year	$126.3	$110.4
Note: 2015 excludes impairment charge

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Pentair plc and Subsidiaries
Free Cash Flow (Unaudited)
	Twelve months ended
In millions	December 31, 2015	December 31, 2014
Free cash flow
Net cash provided by (used for) operating activities of continuing operations	$750.0	$1,005.0
Capital expenditures	(134.3)	(129.6)
Proceeds from sale of property and equipment	27.3	13.1
Free cash flow	$643.0	$888.5

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2015
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Valves & Controls	$429.2	$496.4	$440.9	$473.6	$1,840.1
Flow & Filtration Solutions	350.1	374.6	362.7	354.2	1,441.6
Water Quality Systems	306.9	387.7	322.0	364.9	1,381.5
Technical Solutions	395.8	407.1	432.3	574.1	1,809.3
Other	(7.0)	(4.6)	(5.8)	(6.1)	(23.5)
Consolidated	$1,475.0	$1,661.2	$1,552.1	$1,760.7	$6,449.0
Segment income (loss)
Valves & Controls	$55.4	$64.4	$55.7	$47.5	$223.0
Flow & Filtration Solutions	35.9	56.3	52.8	40.1	185.1
Water Quality Systems	51.8	88.2	60.5	81.3	281.8
Technical Solutions	77.6	86.4	101.0	130.0	395.0
Other	(21.9)	(22.4)	(20.8)	(18.6)	(83.7)
Consolidated	$198.8	$272.9	$249.2	$280.3	$1,001.2
Return on sales
Valves & Controls	12.9%	13.0%	12.6%	10.0%	12.1%
Flow & Filtration Solutions	10.2%	15.0%	14.6%	11.3%	12.8%
Water Quality Systems	16.9%	22.8%	18.8%	22.3%	20.4%
Technical Solutions	19.6%	21.2%	23.4%	22.6%	21.8%
Consolidated	13.5%	16.4%	16.1%	15.9%	15.5%

	2014
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Valves & Controls	$531.0	$628.6	$607.9	$609.8	$2,377.3
Flow & Filtration Solutions	401.1	424.5	394.1	383.4	1,603.1
Water Quality Systems	304.0	377.9	324.1	350.4	1,356.4
Technical Solutions	415.3	408.6	438.8	465.4	1,728.1
Other	(7.4)	(5.5)	(6.5)	(6.5)	(25.9)
Consolidated	$1,644.0	$1,834.1	$1,758.4	$1,802.5	$7,039.0
Segment income (loss)
Valves & Controls	$74.3	$100.9	$107.6	$115.7	$398.5
Flow & Filtration Solutions	42.3	61.8	53.5	41.9	199.5
Water Quality Systems	50.3	84.7	56.0	62.3	253.3
Technical Solutions	83.9	81.9	101.1	111.2	378.1
Other	(21.7)	(21.0)	(22.4)	(28.6)	(93.7)
Consolidated	$229.1	$308.3	$295.8	$302.5	$1,135.7
Return on sales
Valves & Controls	14.0%	16.1%	17.7%	19.0%	16.8%
Flow & Filtration Solutions	10.6%	14.6%	13.6%	10.9%	12.3%
Water Quality Systems	16.6%	22.4%	17.3%	17.8%	18.7%
Technical Solutions	20.2%	20.0%	23.1%	23.9%	21.9%
Consolidated	13.9%	16.8%	16.8%	16.8%	16.1%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2015 to the non-GAAP excluding the effect of 2015 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,475.0	$1,661.2	$1,552.1	$1,760.7	$6,449.0
Operating income	171.2	217.9	180.0	162.8	731.9
% of net sales	11.6%	13.1%	11.6%	9.2%	11.3%
Adjustments:
Restructuring and other	—	25.5	25.3	70.1	120.9
Pension and other post-retirement mark-to-market gain	—	—	—	(23.0)	(23.0)
Intangible amortization	27.6	28.0	28.2	37.6	121.4
Inventory step-up	—	1.5	1.4	32.8	35.7
Deal related costs and expenses	—	—	14.3	—	14.3
Segment income	198.8	272.9	249.2	280.3	1,001.2
% of net sales	13.5%	16.4%	16.1%	15.9%	15.5%
Net income from continuing operations—as reported	118.2	153.9	115.2	93.2	480.5
Loss on sale of businesses, net of tax	—	—	—	2.7	2.7
Amortization of bridge financing fees, net of tax	—	—	8.3	—	8.3
Adjustments, net of tax	21.2	42.4	53.2	110.5	227.3
Net income from continuing operations—as adjusted	$139.4	$196.3	$176.7	$206.4	$718.8
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.65	$0.84	$0.63	$0.51	$2.63
Adjustments	0.11	0.24	0.34	0.62	1.31
Diluted earnings per ordinary share—as adjusted	$0.76	$1.08	$0.97	$1.13	$3.94
Note: Fourth quarter and full year excludes impairment charge

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Vertical
for the quarter and year ended December 31, 2015 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Valves & Controls	(14.9)%	(7.4)%	—%	(22.3)%	(13.7)%	(8.9)%	—%	(22.6)%
Industrial	(11.5)%	(6.0)%	—%	(17.5)%	(13.4)%	(6.9)%	—%	(20.3)%
Energy	(16.4)%	(8.9)%	—%	(25.3)%	(13.9)%	(10.1)%	—%	(24.0)%
Flow & Filtration Solutions	(1.7)%	(5.9)%	—%	(7.6)%	(3.6)%	(6.5)%	—%	(10.1)%
Residential & Commercial	(6.8)%	(4.9)%	—%	(11.7)%	(8.2)%	(6.9)%	—%	(15.1)%
Food & Beverage	(2.3)%	(8.7)%	—%	(11.0)%	2.3%	(8.9)%	—%	(6.6)%
Infrastructure	(2.5)%	(5.6)%	—%	(8.1)%	(3.6)%	(6.3)%	—%	(9.9)%
Water Quality Systems	7.0%	(2.9)%	—%	4.1%	5.0%	(3.1)%	—%	1.9%
Residential & Commercial	7.0%	(2.8)%	—%	4.2%	4.8%	(2.9)%	—%	1.9%
Food & Beverage	9.1%	(3.0)%	—%	6.1%	7.6%	(3.9)%	—%	3.7%
Technical Solutions	—%	(5.5)%	28.9%	23.4%	2.3%	(6.1)%	8.5%	4.7%
Industrial	(1.5)%	(5.3)%	9.4%	2.6%	0.5%	(6.5)%	2.7%	(3.3)%
Residential & Commercial	6.5%	(5.7)%	96.2%	97.0%	8.4%	(7.1)%	30.2%	31.5%
Energy	(2.5)%	(6.3)%	10.1%	1.3%	5.5%	(5.6)%	3.5%	3.4%
Infrastructure	1.5%	(4.1)%	51.3%	48.7%	(4.9)%	(5.6)%	12.8%	2.3%
Total Pentair	(3.9)%	(5.4)%	7.0%	(2.3)%	(3.9)%	(6.6)%	2.1%	(8.4)%
Industrial	(7.7)%	(5.3)%	3.8%	(9.2)%	(7.4)%	(6.0)%	1.0%	(12.4)%
Residential & Commercial	3.4%	(3.8)%	15.1%	14.7%	1.6%	(4.7)%	4.2%	1.1%
Energy	(10.4)%	(8.3)%	2.5%	(16.2)%	(8.6)%	(8.9)%	0.7%	(16.8)%
Food & Beverage	1.6%	(6.5)%	—%	(4.9)%	4.2%	(7.1)%	—%	(2.9)%
Infrastructure	(0.3)%	(5.1)%	22.4%	17.0%	(3.6)%	(6.0)%	6.1%	(3.5)%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2014 to the non-GAAP excluding the effect of 2014 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,644.0	$1,834.1	$1,758.4	$1,802.5	$7,039.0
Operating income	182.1	226.4	267.4	176.0	851.9
% of net sales	11.1%	12.3%	15.2%	9.8%	12.1%
Adjustments:
Restructuring and other	17.0	44.1	—	48.5	109.6
Intangible asset amortization	28.5	29.0	28.4	28.1	114.0
Pension and other post-retirement mark-to-market loss	—	—	—	49.9	49.9
Redomicile related expenses	1.5	8.8	—	—	10.3
Segment income	229.1	308.3	295.8	302.5	1,135.7
% of net sales	13.9%	16.8%	16.8%	16.8%	16.1%
Net income from continuing operations—as reported	125.5	159.2	192.5	129.8	607.0
Adjustments, net of tax	38.1	63.5	21.5	87.6	210.7
Net income from continuing operations—as adjusted	$163.6	$222.7	$214.0	$217.4	$817.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.63	$0.81	$1.00	$0.70	$3.14
Adjustments	0.19	0.32	0.11	0.47	$1.09
Diluted earnings per ordinary share—as adjusted	$0.82	$1.13	$1.11	$1.17	$4.23